Exhibit 99.1

QUIPT HOME MEDICAL REPORTS FIRST QUARTER FISCAL YEAR 2025 FINANCIAL RESULTS

POSTS STRONG SEQUENTIAL IMPROVEMENT IN ADJUSTED EBITDA

Cincinnati, Ohio – February 10, 2025 – Quipt Home Medical Corp. (“Quipt” or the “Company”) (NASDAQ: QIPT; TSX: QIPT), a U.S. based home medical equipment provider, focused on end-to-end respiratory care, today announced its first quarter fiscal year 2025 financial results and operational highlights. These results pertain to the three months ended December 31, 2024 and are reported in U.S. Dollars.

Conference Call

Quipt will host its Earnings Conference Call on Tuesday, February 11, 2025 at 10:00 a.m. (ET). Interested parties may participate in the call by dialing 1 (844) 763-8274 or 1 (647) 484-8814.

A live webcast of the call will be accessible via the Company’s website at https://quipthomemedical.com/investors/events-presentations/, which will be available on the Company’s website for at least the first year following the event.

Financial Highlights:

●	Revenue for Q1 2025 was $61.4 million compared to $62.6 million for Q1 2024, representing a 2% decrease. Revenue for Q1 2025 was flat compared to Q4 2024.
o	The Medicare 75/25 blended rate, which had been providing rate relief for certain geographies, was discontinued as of January 1, 2024. Although this change is still under legislative review, and could return, its immediate cessation had a negative impact on our revenue and operating results. Moreover, in certain regions, we also experienced the withdrawal of Medicare Advantage members due to a capitated agreement engaged with other providers in the industry. In November 2024, a disposable supply contract was not renewed. The cumulative annual impact of these three events is estimated to be approximately $8.0 million, with a reduction of approximately $1.5 million for the three months ended December 31, 2024 as compared to the three months ended December 31, 2023.
●	Net income (loss) improved for Q1 2025 to ($1.1) million, or ($0.03) per diluted share, compared to ($1.5) million, or ($0.04) per diluted share for Q1 2024.
●	Cash flow from operations was $9.3 million for Q1 2025, compared to $10.6 million for Q1 2024.
●	The Company reported $15.5 million of cash on hand as of December 31, 2024, compared to $16.2 million as of September 30, 2024. Total credit availability of $32.4 million as of December 31, 2024, with $11.4 million available towards a revolving credit facility and $21 million available pursuant to a delayed-draw term loan facility.
●	Recurring Revenue[1] for Q1 2025 continues to be strong at 77% of total revenue.
●	Adjusted EBITDA[1] for Q1 2025 was $14.0 million (22.8% of revenue) compared to $15.3 million (24.5% of revenue) for Q1 2024, representing an 8.7% decrease. Adjusted EBITDA[1] sequentially increased by 4.5% from Q4 2024, in which the Company reported Adjusted EBITDA[1] of $13.4 million (21.8% of revenue).
●	The Company maintains a conservative balance sheet with Net Debt to Adjusted EBITDA Leverage Ratio[1] of 1.5.

Operational Highlights:

●	The Company’s customer base increased 1% year over year to approximately 157,000 unique patients served in Q1 2025 from approximately 155,000 unique patients in Q1 2024.

●	Compared to approximately 215,000 unique set-ups/deliveries in Q1 2024, the Company completed approximately 221,000 unique set-ups/deliveries in Q1 2025, an increase of 3%. This includes approximately 124,000 respiratory resupply set-ups/deliveries for Q1 2025, compared to approximately 123,000 for Q1 2024, an increase of 1%, which the Company credits to its continued use of technology and centralized intake processes.
●	The Company’s resupply program is a major proponent of the 77% Recurring Revenue[1] base as the Company has significantly scaled, now representing 48% of the Recurring Revenue mix, driving higher margin revenue, and now consists of 174,000 patients for the twelve months ended December 31, 2024, compared to 172,000 patients for the twelve months ended September 30, 2024.
●	Consistent demand and referral patterns across all major product categories.
●	The Company has approximately 36,000 referring physicians, and over 140 locations.

1 Non-GAAP financial measure or ratio. See “Non-GAAP Financial Measures” below for additional information.

Management Commentary

“Our fiscal first quarter results reflect the tangible progress we've made in strengthening our operations and positioning the business for long-term growth,” said Gregory Crawford, Chairman and Chief Executive Officer of Quipt. “Our priorities for the fiscal year ending September 30, 2025 and beyond are driving organic revenue growth, achieving operational net profit, generating positive cash flow, and expanding Adjusted EBITDA1. We are focused on expanding our presence in both existing and new markets and leveraging our scalable business platform to broaden our product offerings and service reach. To support these objectives, we continue to optimize our organizational structure, enhancing operational efficiencies by reducing redundancies, and centralizing back-office processes. These measures are streamlining operations, improving scalability, and positioning the business for sustainable long-term growth. Furthermore, we remain committed to exploring and pursing all avenues to drive shareholder value.”

“Our financial results highlight the operational enhancements we have made as we continue to optimize our cost structure,” said Hardik Mehta, Chief Financial Officer of Quipt. “These enhancements are enabling us to operate more efficiently while maintaining our commitment to high-quality patient care. As we continue to execute our strategic growth plans, we expect this operational discipline to support strong margin performance throughout the year. As we look ahead, our balance sheet flexibility and disciplined financial management position us to drive a return towards historical organic growth in calendar 2025 and build long-term shareholder value.”

ABOUT QUIPT HOME MEDICAL CORP.

The Company provides in-home monitoring and disease management services including end-to-end respiratory solutions for patients in the United States healthcare market. It seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep disorders, reduced mobility, and other chronic health conditions. The primary business objective of the Company is to create shareholder value by offering a broader range of services to patients in need of in-home monitoring and chronic disease management. The Company’s organic growth strategy is to increase annual revenue per patient by offering multiple services to the same patient, consolidating the patient’s services, and making life easier for the patient.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). The words “may”, “would”, “could”, “should”, "potential”, "will”, "seek”, "intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “outlook”, or the negatives thereof or variations of such words, and similar expressions as they relate to the Company, including: the Company anticipating strong margin performance throughout the year and a return to historical organic growth levels in calendar 2025; are intended to identify forward-looking information. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation: the Company successfully identifying, negotiating and completing additional acquisitions; operating and other financial metrics maintaining their current trajectories, the Company not being impacted by any further external and unique events like the Medicare 75/25 rate cut and the Change Healthcare cybersecurity incident for the remainder of the calendar year and in 2025; and the Company not being subject to a material change to it cost structure. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. Examples of such risk factors include, without limitation: risks related to credit, market (including equity, commodity, foreign exchange and interest rate), liquidity, operational (including technology and infrastructure), reputational, insurance, strategic, regulatory, legal, environmental, and capital adequacy; the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations to the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; a novel business model; dependence on key suppliers; granting of permits and licenses in a highly regulated business; legal proceedings and litigation, including as it relates to the civil investigative demand (“CID”) received from the Department of Justice; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with United States Securities and Exchange Commission  and available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statement prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, “Recurring Revenue,” and “Net Debt to Adjusted EBITDA Leverage Ratio”, which are non-GAAP financial measures that do not have standardized meanings prescribed by generally accepted accounting principles in the United States (“GAAP”). The Company’s presentation of these financial measures may not be comparable to similarly titled measures used by other companies. These financial measures are intended to provide additional information to investors concerning the Company’s performance.

Adjusted EBITDA is calculated as net loss, and adding back depreciation and amortization, right-of-use operating lease amortization and interest, interest expense, net, provision (benefit) for income taxes, professional fees related to CID and loss of foreign private issuer status, stock-based compensation, acquisition-related costs, loss (gain) on foreign currency transactions, change in fair value of derivative liability – interest rate swaps, and share of loss in equity method investment. The following table shows our non-GAAP measure, Adjusted EBITDA, reconciled to our GAAP net loss for the following indicated periods (in $millions):

	For the three	For the three
	months ended	months ended
	December 31, 2024	December 31, 2023
Net loss	$(1.1)	$(1.5)
Add back:
Depreciation and amortization	11.0	11.2
Right-of-use operating lease amortization and interest	1.5	1.5
Interest expense, net	1.6	1.6
Provision for income taxes	—	0.2
Professional fees related to CID	0.4	0.4
Professional fees related to loss of foreign private issuer status	0.4	—
Stock-based compensation	0.2	1.0
Acquisition-related costs	—	0.2
Change in fair value of derivative liability - interest rate swaps	(1.0)	0.9
Loss (gain) on foreign currency transactions	0.9	(0.3)
Share of loss in equity method investment	0.1	0.1
Adjusted EBITDA	$14.0	$15.3

Recurring Revenue for Q1 2025 is calculated as rentals of medical equipment of $24.3 million plus sales of respiratory resupplies of $22.9 million for a total of $47.2 million, divided by total revenues of $61.3 million, or 77%.

Net Debt to Adjusted EBITDA Leverage Ratio is calculated as Net Debt, divided by (Adjusted EBITDA for Q4 times four), and is reconciled as follows (in $millions):

As of and for the three months ended ended December 31, 2024
Senior credit facility, principal	$70.6
Equipment loans	12.4
Lease liabilities	19.0
Cash	(15.5)
Net Debt	86.5
Adjusted EBITDA for Q4 times four	$56.0
Net Debt to Adjusted EBITDA Leverage Ratio	1.5x

For further information please visit our website at www.Quipthomemedical.com, or contact:

Cole Stevens

VP of Corporate Development

Quipt Home Medical Corp.

859-300-6455

cole.stevens@myquipt.com

Gregory Crawford

Chief Executive Officer

Quipt Home Medical Corp.

859-300-6455

investorinfo@myquipt.com